Exhibit 10.1
SUPPORT AGREEMENT
SUPPORT AGREEMENT (this “Agreement”) is dated as of February 9, 2022 Signify Health, Inc., a Delaware corporation (“Parent”), and each person listed on the signature pages hereto (each, a “Covered Person” and collectively, the “Covered Persons”). For purposes of this Agreement, Parent and each Covered Person are each a “Party” and collectively the “Parties”. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).
WHEREAS, to induce Parent to enter into that certain Merger Agreement, dated as of the date hereof (as it may be amended, modified or amended and restated from time to time, the “Merger Agreement”), by and among Parent, Carbon Acquisition Corporation, a Delaware corporation (“Merger Sub”), the Company and Shareholder Representative Services LLC, in its capacity as the representative of the Equityholders (the “Equityholders’ Representative”), and in order to protect the assets, goodwill and going concern value of the Company (including on behalf of the Company’s direct and indirect equityholders), each Covered Person desires, on the terms set forth herein, to agree to certain other covenants and obligations as set forth herein; and
WHEREAS, each Covered Person acknowledges that it is receiving, directly or indirectly, substantial benefits from the Merger Agreement, and that the Parent would not otherwise have been willing to enter into the Merger Agreement or consummate the transactions contemplated thereby without such Covered Person agreeing to be bound by all of the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, Parent and each Covered Person, intending to be legally bound, hereby agree as follows:
Section 1.Consent; Appointment of the Equityholders’ Representative; Binding Effect of Merger Agreement; Termination of Agreements; Further Assurances.
(a)Further Assurances. Each Covered Person agrees that, if such Covered Person is a holder of Capital Stock, (i) it shall deliver a written consent in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby substantially in the form attached hereto as Exhibit B and (ii) following the delivery of any such consent, such Covered Person will (A) not take any action to withdraw, modify, revoke or otherwise challenge the effectiveness of such written consent and (B) take any action reasonably requested by Parent to make effective such written consent. Each Covered Person agrees to execute and deliver, or cause to be executed and delivered, all further documents and instruments as Parent may reasonably request to consummate and make effective the transactions contemplated by the Merger Agreement and this Agreement.
(b)Appointment of the Equityholders’ Representative. Each Covered Person agrees and consents to the irrevocable appointment of Shareholder Representative Services LLC as the Equityholders’ Representative and as the sole agent and attorney-in-fact for and on behalf of such Covered Person (in its capacity as an Equityholder), including the undersigned, with full power of substitution, with all of the powers and authority contemplated by the Merger Agreement, including Article 10 thereof. Each Covered Person acknowledges and agrees that any compromise or settlement of any matter by the Equityholders’ Representative as contemplated by the Merger Agreement (including Article 10 thereof) shall be binding upon, and fully enforceable against, the undersigned.

(c)Binding Effect of Merger Agreement.
(i)Each Covered Person hereby represents that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Each Covered Person acknowledges and agrees to be bound by the provisions of the Merger Agreement applicable to such Covered Person (including, but not limited to, Article 9 thereof) as if such Covered Person were an original signatory to the Merger Agreement.
(ii)Each Covered Person hereby (A) expressly acknowledges that the Estimated Merger Consideration and the other amounts payable to Equityholders pursuant to Article II of the Merger Agreement will be allocated among the Equityholders as provided in the Merger Agreement and the Allocation Schedule provided therein, and agrees that Parent, Merger Sub, the Surviving Company and their respective Affiliates shall be entitled to rely on such allocation, including the Allocation Schedule, without any obligation to investigate or verify the accuracy or correctness thereof, and to make payments in accordance therewith, (B) expressly acknowledges and agrees that in no event shall Parent, Merger Sub, the Surviving Company or any of their respective Affiliates have any liability to such Covered Person or to any other Person in connection with any claims relating to any alleged inaccuracy or miscalculations in, or otherwise relating to, the allocation of the Estimated Merger Consideration and the other amounts payable to Equityholders pursuant to Article II of the Merger Agreement, (C) without limiting the generality of Section 4(b), irrevocably waives and releases and discharges any and all claims and causes of action (whether at law or in equity) that such Covered Person may have at any time against Parent, Merger Sub, the Surviving Company or the Company or any of their respective Affiliates, or any directors, officers, employees, agents, members, managers, agents, representatives, successors and assignees with respect to the allocation of the Estimated Merger Consideration and the other amounts payable to Equityholders pursuant to Article II of the Merger Agreement.
(iii)Each Covered Person agrees that it will not bring, commence, institute, maintain, prosecute or voluntarily aid any Action, in law or in equity, in any court or before any Governmental Authority, which challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, the Merger Agreement or the other Transaction Documents.
(iv)Each Covered Person hereby acknowledges that the representations and warranties made by Parent and Merger Sub in the Merger Agreement and the other Transaction Documents are the exclusive representations and warranties made by Parent and Merger Sub in connection with the transactions contemplated by this Agreement, the Merger Agreement or the other Transaction Documents.
Section 2.Termination of Affiliated Contracts. Each Covered Person hereby consents to, and agrees that, conditioned upon the Closing and effective as of the Closing, each Contract (including the agreement(s) set forth on Section 3.22 of the Company Disclosure Schedules) with any member of the Company Group to which such Covered Person or its Affiliates (other than the members of the Company Group), successors or assigns (collectively, the “Affiliated Parties” and such Contracts, the “Affiliated Contracts”) is a party shall terminate and be of no further force and effect without any further liability to Parent, the Company, any of its Subsidiaries or any of their respective Affiliates, and the execution and delivery of this Agreement by such Covered Person shall be deemed to constitute the consent of the Affiliated Parties to amend such Affiliated Contract in order to give full effect to such termination (including, for the avoidance of doubt, the termination of any provisions of the Affiliated Contract that purport to survive termination thereof).
Section 3.Covered Person Representations and Warranties. Each Covered Person hereby makes the representations and warranties set forth on Annex A to Parent.
Section 4.Covered Person Covenants and Release.
(a)Confidentiality. After the Closing, each Covered Person shall not disclose or use, and shall cause its Affiliates not to disclose or use, and shall use its reasonable best efforts to cause its and their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents not to disclose or use, all documents and information concerning any member of the Company Group, except (i) to the extent that such information can be shown to be or have been in the public domain through no fault of any Covered Person or any of its Affiliates, (ii) to the extent that such information becomes available to the Covered Person on a non-confidential basis from a third party source that is not prohibited from disclosing such information, and (iii) as required by Applicable Law (including judicial or administrative process) (provided that, in the case of this clause (iii), to the extent reasonably practicable, each Covered Person shall provide advance notice to Parent of any such proposed disclosure and shall reasonably cooperate, at Parent’s expense, in connection with Parent’s efforts to obtain confidential treatment and/or a protective order). Following the date hereof, each Covered Person shall, and shall cause its Affiliates to, consult with Parent before issuing any press release, having any communication with the press (whether or not for attribution) or making any other public statement with respect to this Agreement, the Merger Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby and such Covered Person shall not issue any such press release, have any such public communication or make any such other public statement without the prior written consent of Parent; provided that the restrictions set forth in this Section 4(a) shall not apply to any release or public statement required by Applicable Law (in which case the applicable Person shall use commercially reasonable efforts to (i) consult with Parent prior to making any such disclosure and (ii) cooperate (at Parent’s expense) in connection with Parent’s efforts to obtain confidential treatment and/or a protective order) or any statement consistent with any public statement or security filing of Parent.

(b)Release. Effective as of the Closing (but only if the Closing actually occurs), except for (i) claims of fraud or (ii) claims under the Merger Agreement and any Transaction Document to which such Covered Person is a party, each Covered Person, on behalf of itself and each of its Affiliates and each of its and their respective past, present and future officers, directors, employees, agents, general or limited partners, managers, management companies, members, advisors, stockholders, equity holders, controlling Persons or Affiliates, or any heir, executor, administrator, successor or assign of any of the foregoing (collectively, the “Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges Parent and its Affiliates (including, following the Closing, the Company Group), and each of the foregoing’s respective past, present or future officers, directors, employees, agents, general or limited partners, managers, management companies, members, advisors, stockholders, equity holders, controlling Persons, other Affiliates, or any heir, executor, administrator, successor or assign of any of the foregoing (collectively, the “Released Parties”), of and from any and all claims, executions, judgments, duties, debts, dues, accounts, bonds, and covenants (whether express or implied), whatsoever whether in law or in equity (whether based upon contract, tort or otherwise) which the Releasing Parties may have against each of the Released Parties, now or in the future, in each case in respect of any cause, matter or thing arising prior to the Closing, including any rights and claims, whether in law or in equity, in each case to the extent relating to the businesses of the Company Group or the operation thereof prior to the Closing. The rights and claims waived by the Releasing Parties include claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. Without limitation of the foregoing, the Equityholder (on behalf of the Releasing Parties) hereby waives the application of any provision of law, including California Civil Code Section 1542, that purports to limit the scope of a general release. Section 1542 of the California Civil Code provides:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”
Each Covered Person (on behalf of itself and the Releasing Parties) hereby acknowledges and agrees that if such Covered Person or any other Releasing Party should hereafter make any claim or demand or commence or threaten to commence any Action against any Released Party with respect to any claim released by this Section 4(b), this Section 4(b) may be raised as a complete bar to any such Action, and the applicable Released Party may recover from the Covered Persons all damages incurred in connection with such Action, including attorneys’ fees.
(c)Non-Solicitation and No Hire From the date hereof until the fifth anniversary of the Closing Date, each Covered Person shall not, and shall cause its Affiliates not to, directly or indirectly, recruit, solicit, hire or otherwise attempt to hire, employ or engage, any current or former employee of any member of the Company Group (the “Restricted Employees”) or induce or attempt to induce any Restricted Employee to cease providing services to Parent, any member of the Company Group or any of their respective Affiliates; provided, that the foregoing shall not be deemed to prohibit any generalized search for employees through media advertisements of general circulation (including through electronic media), employment search firms, open job fairs or otherwise (but, for the avoidance of doubt, shall prohibit hiring, employing or engaging any Restricted Employee who responds to any such generalized search); and provided, further, that this Section 4(c) shall not apply to any individual who has not been employed by Parent, any member of the Company Group or any of their respective Affiliates for at least six months.
(d)Exclusivity. During the period from the date of this Agreement through the Closing or the earlier termination of the Merger Agreement pursuant to Article 11 of the Merger Agreement, each Covered Person shall not, and shall not authorize, permit or direct its Affiliates or the Company Group or any of their respective Representatives to, (i) take any action to initiate, solicit or engage in discussions or negotiations with, or knowingly provide any information to, any Person (other than Parent and Parent’s officers, directors, employees, accountants, counsel, consultants and advisors (collectively, “Representatives”) concerning any direct or indirect purchase of any Company Common Stock or any merger, sale of any material portion of the assets of the Company Group or similar transactions involving the Company Group (each such transaction, an “Acquisition Transaction”), (ii) provide non-public information or documentation with respect to the Company Group to any Person, other than its Parent or its Affiliates or its or their representatives, relating to an Acquisition Transaction or (iii) enter into any letter of intent, definitive agreement or other arrangement or understanding with any Person, other than Parent or its Affiliates, relating to an Acquisition Transaction. Each Covered Person shall, and shall cause its Affiliates and their respective Representatives to, cease and cause to be terminated any existing discussions, communications or negotiations with any Person (other than Parent and its authorized Representatives) conducted heretofore with respect to any Acquisition Transaction.
(e)Non-Competition.
(i)From the Closing until the third anniversary of the Closing Date, each Covered Person shall not, and shall cause its Affiliates not to, directly or indirectly, (A) induce or attempt to induce any customer, vendor or other business relationship of the Company to cease or reduce doing business with the Company or otherwise impair the business relationships of the Company or (B) make any negative or disparaging statements or communications regarding the Company or any of its Affiliates.
(ii)From the Closing until the third anniversary of the Closing Date, each Covered Person shall not, and shall cause its Affiliates not to, directly or indirectly, (A) invest in, own, manage or operate, any Competitive Business, (B) become a director, officer, employee, member, manager, partner, principal, consultant, contractor, agent, representative, equityholder or lender of or to any Competitive Business or (C) act as a consultant or contractor to any Competitive Business, or render any services or provide any advice to any Person that owns, manages or operates any Competitive Business; provided, however, that each Covered Person may (x) collectively own less than 1% of the outstanding shares of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (y) own the Merger Shares, and (z) be employed by Parent or any of its Affiliates. For purposes of this Agreement, “Competitive Business” means any Person or business that engages in any activities which are competitive with the business of the Company Group as conducted prior to the Closing Date.
(f)Transfer of Shares. Except as expressly contemplated by the Merger Agreement or this Agreement, absent the advance written consent of Parent (which it may withhold in its sole discretion), each Covered Person agrees not to take any action to, directly or indirectly, (a) offer to sell, sell, assign, transfer (including by operation of law), subject to a Lien or otherwise dispose of any of the Company Common Stock or any equity interests of the Company or (b) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law) or other disposition of or transfer of any interest in or the voting of any of the Company Common Stock or such equity interests.
(g)Lock-up of Merger Shares.
(i)Subject to Section 4(g)(ii), from the date hereof until the fifth anniversary of the Closing Date, each Covered Person will not Transfer, and will not permit the Transfer of, any Merger Shares, or publicly announce an intention to effect any such transaction; provided that such prohibition shall not apply to a Transfer:
1)to an Affiliate of or equity holder of such Covered Person that has agreed in writing, in form and substance reasonably acceptable to Parent, to be bound by this Agreement as if such Person were such Covered Person;
2)for bona fide estate planning purposes; provided that any such transfer shall not involve a disposition for value; provided further that it shall be a condition to such transfer that the donee or donees or transferee or transferees thereof agree to be bound by this Agreement as if such Person were such Covered Person;
3)upon death or by will, testamentary document or intestate succession; provided that any such transfer shall not involve a disposition for value; provided further that it shall be a condition to such transfer that the transferee or transferees thereof agree to be bound by this Agreement as if such Person were such Covered Person;
4)by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided that it shall be a condition to such transfer that the transferee or transferees thereof agree to be bound by this Agreement as if such Person were such Covered Person; and
5)pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Parent’s capital stock and approved by the board of directors of the Parent, and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of at least 50% of total voting power of the voting stock of the Company or the surviving entity (a “Change of Control Transaction”), provided that in the event that the Change of Control Transaction is not completed, the Covered Person’s shares shall remain subject to the provisions of Section 4(g)(i).
For purposes of this Agreement, “Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a Person.
(ii)Notwithstanding Section 4(g)(i), following the second anniversary of the Closing, each Covered Person shall be permitted to Transfer any or all of its Merger Shares to any Person; provided that any such Transfer (A) must comply with such management stock ownership guidelines as are adopted from time to time and the black-out or lock-up periods set forth in any lock-up agreement entered into in connection with any public offering and (B) shall not result in the Relative Ownership Percentage of such Covered Person immediately following such Transfer being less than the Relative Ownership Percentage of New Mountain Capital, LLC immediately following such Transfer. For purposes of this Agreement, “Relative Ownership Percentage” means, with respect to any (x) Covered Person, a fraction (expressed as a percentage) (i) the numerator of which is the number of Merger Shares that would be owned by such Covered Person immediately following the effective time of such Transfer and (ii) the denominator of which is the aggregate number of Merger Shares received by such Covered Person in connection with the Closing and (y) with respect to the New Mountain Capital, LLC, a fraction (expressed as a percentage) (i) the numerator of which is the aggregate number of shares of common stock of Parent that are owned by the New Mountain Capital, LLC and its controlled Affiliates immediately following the effective time of such Transfer and (ii) the denominator of which is the aggregate number of shares of common stock of Parent that are owned by the New Mountain Capital, LLC and its controlled Affiliates as of the Closing.

(iii)Parent hereby agrees to use its commercially reasonable efforts to (1) cause the removal of all restrictive legends from the Merger Shares at the end of the applicable lock-up period set forth in Section 4(g)(i) or 4(g)(ii) and (2) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (1) upon the receipt of such supporting documentation, if any, as reasonably requested by such counsel. Parent covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Covered Person may reasonably request, all to the extent required from time to time to enable the Covered Person to sell Merger Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
(h)Reserved.
(i)Certain Acknowledgements. Each Covered Person acknowledges that Parent would be unwilling to enter into the Merger Agreement and other Transaction Documents, or consummate the transactions contemplated thereby, in the absence of this Agreement, and that the covenants contained herein constitute a material inducement to Parent to enter into, and consummate the transactions contemplated by (including payments of the amounts contemplated by), the Merger Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, each Covered Person (on its own behalf and on behalf of its Affiliates) acknowledges and agrees that the restrictions contained in this Section 4 are reasonable and necessary to protect the legitimate interests of Parent, and it is the intention of the Parties that if any of the restrictions or covenants contained in this Section 4 are for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 4, and this Section 4 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the further intention of the Parties that if any restriction or covenant contained herein is held to cover a geographic area or to be for a length of time which is not permitted by Applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall (to the maximum extent permitted by Applicable Law) not be construed to be null, void and of no effect, but instead shall be construed and interpreted or reformed to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such Applicable Law. If any Covered Person breaches any provision of Section 4(c) or 4(e) with respect to such breached provision, the restricted period set forth therein shall be tolled with respect to such Covered Person and shall not run for the length of such breach.
Section 5.Waiver of Dissenters’ and Appraisal Rights. Each Covered Person has waived, and agrees not to exercise, any right to dissent or appraisal or any similar provision under Applicable Law (including Delaware Law) in connection with the Merger and the other transactions contemplated by the Merger Agreement.
Section 6.Reserved.
Section 7.Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. Sections 12.06, 12.07 and 12.08 of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

Section 8.Miscellaneous.
(a)Any provision of this Agreement may be amended or waived only in a writing signed by the Parties. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.
(b)Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
(c)This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party without the prior written consent of the other Parties; provided, that Parent may transfer or assign its rights, interests or obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided, however, that no such transfer or assignment by Parent shall relieve Parent of its obligations hereunder or enlarge, alter or change any obligation of any Covered Person to Parent.
(d)Each of the Parties acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique and recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that prior to a valid termination of this Agreement in accordance with this Agreement, such non-breaching Party shall have the right, in addition to any other rights and remedies existing in its favor at Law or in equity, to enforce its rights and the other Party’s obligations hereunder not only by an Action or Actions for damages but also by an Action or Actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security). Each of the Parties hereby waives (i) any defenses in any Action for an injunction, specific performance or other equitable relief that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity, and (ii) any requirement under Applicable Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.
(e)This Agreement will automatically terminate, without any notice or other action by any person, if the Merger Agreement is terminated prior to the Closing in accordance with the terms of the Merger Agreement. Upon termination of this Agreement, no Party shall have any obligations or liabilities under this Agreement; provided, however, that nothing set forth in this Section 8(e) shall relieve any Party from liability for any willful breach of this Agreement or Fraud by such Party prior to the termination hereof.

(f)This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one Party, but all such counterparts taken together shall constitute one and the same instrument.
(g)Each of the Parties agrees and acknowledges that Parent has no obligation by virtue of this Agreement to effect the Closing, and Parent shall have no liability or obligation whatsoever hereunder for any failure to effect the Closing (whether or not such failure is (or is deemed to be) in breach of the Merger Agreement, this Agreement or otherwise).

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    IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

SIGNIFY HEALTH, INC.

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, each Party has duly executed this Agreement, all as of the date first written above.

                        COVERED PERSON:

Printed Name:

Signature:

By:

Title:

Date:

[Signature Page to Support Agreement]

Annex A
Representations and Warranties of each Covered Person
Each Covered Person represents and warrants to Parent as follows:
(a)This Agreement has been duly executed and delivered by such Covered Person and, assuming due authorization, execution and delivery by the other Party, this Agreement constitutes a legally valid and binding agreement of such Covered Person, enforceable against such Covered Person in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). If this Agreement is being executed in a representative capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Covered Person.
(b)Such Covered Person is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of, and has good title to, all of such Covered Person’s applicable Capital Stock (including those set forth next to such Covered Person’s name on such Covered Person’s signature page hereto) representing the proportionate ownership of the Company reflected on Section 3.05(a) of the Company Disclosure Schedules or the Allocation Schedule, as applicable, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Capital Stock). Such Covered Person’s Capital Stock, as applicable, are the only Company Securities owned of record or beneficially by such Covered Person on the date of this Agreement and, none of such Covered Person’s Capital Stock are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Capital Stock, except as provided hereunder.
(c)The execution and delivery of this Agreement by such Covered Person does not, and the performance by such Covered Person of its obligations hereunder will not, (i) result in a violation of Applicable Law, (ii) require any consent or approval that has not been given or other action (including notice of payment) that has not been taken by any Person (including under any Contract binding upon such Covered Person), or (iii) result in the creation or imposition of any Lien.
(d)There is no Action pending against or, to the knowledge of such Covered Person, threatened against such Covered Person or any of its Affiliates, by or before (or that would be by or before) any Governmental Authority or arbitrator that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected, individually or in the aggregate, to prevent, enjoin or materially delay the consummation of the transactions contemplated by, or the performance by such Covered Person of its obligations under, the Merger Agreement or other Transaction Documents. None of such Covered Person or any of its Affiliates is subject to any Order of any Governmental Authority that would reasonably be expected, individually or in the aggregate, to prevent, enjoin or materially delay the consummation of the Merger or the performance by such Covered Person of its obligations under, the Merger Agreement or other Transaction Documents.
(e)No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, the Company or any of their respective Affiliates in respect of the Merger Agreement, this Agreement or any of the respective transactions contemplated thereby and hereby based upon any arrangement or agreement made by or on behalf of such Covered Person.